                                       1
EXHIBIT 99.5

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                   FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 for the years ended December 31, 1997 and 1996

Report of Independent Accountants

Employee Savings Plan Administrative Committee
E-Systems, Inc. Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the E-Systems, Inc. Employee Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in the net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Dallas, Texas
June 8, 1998

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 1997 and 1996


                  ASSETS                                1997              1996

Investments--at fair value:
   Mutual funds                                    $613,860,560     $471,394,300
   Collective investment fund                        61,180,556       56,821,945
   Raytheon common stock fund                        35,787,508       33,545,329
   Participant loans                                 22,992,597       22,858,010
                                                   ------------     ------------
     Total investments at fair value                733,821,221      584,619,584
                                                   ------------     ------------
Receivables:
   Contributions due from employees                   2,135,509        1,293,228
   Contribution due from employer                     9,520,806        8,599,589
                                                   ------------     ------------
                                                     11,656,315        9,892,817
                                                   ------------     ------------
     Net assets available for benefits             $745,477,536     $594,512,401
                                                   ============     ============


    The accompanying notes are an integral part of the financial statements.

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                      STATEMENTS OF CHANGES IN NET ASSETS
                             AVAILABLE FOR BENEFITS
                 for the years ended December 31, 1997 and 1996

                                                1997           1996

Additions:
  Dividend income                          $ 54,412,625   $ 27,722,560
  Interest income                            14,947,020     13,563,141
  Employee contributions                     44,956,931     38,892,568
  Employer contributions                     17,568,486     15,587,178
  Transfer to/from other qualified plans     21,789,278      8,134,901
  Other receipts                                537,578        186,148
                                           ------------   ------------
     Total additions                        154,211,918    104,086,496
                                           ------------   ------------
Deductions:
  Administrative and other expenses             219,897        197,893
  Benefits paid to participants              43,412,766     44,538,255
                                           ------------   ------------
     Total deductions                        43,632,663     44,736,148
                                           ------------   ------------
Net appreciation of investments              40,385,880     34,607,559
                                           ------------   ------------
Net increase                                150,965,135     93,957,907

Net assets available for benefits
   at beginning of year                     594,512,401    500,554,494
                                           ------------   ------------
Net assets available for benefits
   at end of year                          $745,477,536   $594,512,401
                                           ============   ============



The accompanying notes are an integral part of the financial statements.

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS

1.      General Description:

          The E-Systems, Inc. Employee Savings Plan (the "Plan"), is a defined contribution plan sponsored by Raytheon E-Systems, Inc. ("E-Systems" or the "Company"), a wholly-owned subsidiary of Raytheon Company, which became effective January 1, 1995. Employees are immediately eligible to participate in the Plan. The Plan provides an individual account for each participant. Amounts disbursed to participants or transfers between funds are based solely upon amounts contributed to each participant's account adjusted to reflect any withdrawals and distributions, investment earnings attributable to such fund balances and appreciation or depreciation of the market value of the fund. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The following description of the Plan is provided for general information purposes only. A detailed description of the Plan is contained in the Plan document.

        Employer Contributions

          The Company matches 50% of the first 3% of employee contributions to the Plan for the Plan year through the 401(k) Tax-Advantaged Capital Accumulation Plan ("T-CAP") Company Matching account.

          The Plan also provides for Regular Discretionary Contributions ("E-CAP") up to 1-1/2% of the lesser of (1) base rate of pay, or (2) W-2 pay plus elected reductions. To be eligible for this contribution, the participant must be an active employee on December 31.

          Certain Company subsidiaries may make Optional Employer Contributions. If employed by one of these subsidiaries on December 31, the participant receives an allocation equal to a certain percentage, determined by the Board of Directors, of the lesser of (1) base rate of pay, or (2) W-2 pay plus elected reductions.

        Employee Contributions

          Participants in the Plan may contribute up to 18% of their annual base rate of pay on a pre-tax basis. Base rate of pay excludes such items as shift differential, quarterly wage adjustments, commissions, unused sick pay, severance pay, allowances, awards, lump sum payments, and per diem payments. The Internal Revenue Service ("IRS") imposed limitation on employee contributions was $9,500 for 1997 and 1996. Internal Revenue Code ("IRC") Section 415 establishes limitations on employee and employer contributions. Any contributions exceeding these limitations are refunded to the participants in accordance with the Plan document.

        Vesting Rights

          Participants are immediately 100% vested in their account balances derived from Company contributions, employee contributions and any amounts rolled over to the Plan from another eligible plan.

        Plan Trustee

          The Plan's trustee is Vanguard Fiduciary Trust Company. The trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions and recording approved transactions.

        Participant Investment Programs

          Employee contributions are invested by the trustee as directed by participants and can be invested in any combination of the funds listed below. Company matching contributions, and other discretionary contributions, if any, may be invested in a different combination of funds than the pre-tax contributions. If a separate election for the Company contributions is not made by the participant, these contributions are then invested in the same fund or funds selected by the participant for their pre-tax contributions.

          Participants had the option of investing their contributions in any of the following funds:

          The Vanguard Retirement Savings Trust: investments seek the highest level of current income consistent with safety and stability of principal by investing primarily in contracts issued by life insurance companies, investment contracts issued by domestic commercial banks or United States branches of foreign banks, and other similar types of fixed-principal investments. The Trust may also hold no more than 15% of its assets in short-term obligations, money market funds, or federally insured deposits.

          The Vanguard/Morgan Growth Fund: investments consist primarily of common stocks of corporations with either established growth patterns, emerging growth potential, or cyclical growth patterns.

          The Vanguard/Windsor Fund: investments consist of a portfolio of common stocks, the objective of which is primarily long-term growth and secondly, current income through dividends.

          The Vanguard Money Market Reserves Prime Portfolio: investments consist of high-quality money market instruments that mature in one year or less.
          The Vanguard Short-Term Corporate Bond Portfolio: investments consist of investment grade bonds with maturities from less than one to four years, including United States Treasury and agency obligations, the objective of which is primarily to conserve principal and secondly, to maximize current income.

          The Vanguard Index Trust 500 Portfolio: investments consist of a portfolio of stocks designed to match the performance of Standard & Poor's 500 Corporate Stock Price Index.

          The Vanguard/Wellesley Income Fund: investments consist of about 60% in fixed-income securities and 40% in common stocks. The Fund objective is primarily current income through dividends, and secondly, moderate capital growth.

          The Vanguard International Value Portfolio: investments seek maximum long-term total return consistent with reasonable risk by investing in a diversified group of large and medium-sized companies based outside of the United States. Total return includes both income and capital appreciation.

          The Raytheon Common Stock Fund: investments consist of Raytheon Class B common stock. However, contributions may be invested in the Vanguard Money Market Reserves Prime Portfolio until a stock purchase is made.

        Loan Provisions

          Participants may obtain loans from their account balances in any of the Vanguard Funds and/or the Raytheon Common Stock Fund. Loans bear interest at the prime rate, as published in the Wall Street Journal on the last day of each calendar quarter, plus one percentage point. Such interest rate is effective for all loans during the subsequent quarter. All loans become part of the Loan Fund. Interest charged on loans is credited to the participant's account and is included in interest income on the statement of changes in net assets available for benefits.

          The maximum a participant can borrow is 50% of his/her account balance up to a limit of $50,000. While a participant may borrow up to 50% of their E-Systems, Inc. Employee Savings Plan account balance, loans cannot be funded from the E-CAP, Company Matching or Optional Employer accounts. However, if the participant had a loan outstanding within the previous 12 months, IRS rules require that the $50,000 limit be reduced by their highest outstanding loan balance during the 12 months before the current loan request.

        Transfer Provisions

          Participants are permitted to make unlimited transfers among investment options, with the exception of transfers out of the Vanguard Investment Contract Trust ("VICT"). The funds transferred out of the VICT may be transferred into one of the equity funds at any time, but must remain in these equity funds for a period of 90 days. After the 90-day period, the funds may be transferred out of the equity funds and into either the Vanguard Money Market Reserves Prime Portfolio or the Vanguard Short-Term Corporate Bond Portfolio.

          Participants may only transfer funds from the VICT into fixed income options once a year, during January. Fixed income options include the Vanguard Money Market Reserves Prime Portfolio and the Vanguard Short-Term Corporate Bond Portfolio. Participants may transfer up to $500 or 25% of their balance in the VICT, whichever is higher, into the fixed income options.

        Income Allocations

          Each investment fund's gain or losses are determined and allocated by its fund manager every business day.

        Withdrawals

          All distributions except distributions of the Raytheon Common Stock Fund are made in cash. Participants are eligible for distributions upon termination, retirement, disability, or hardship (as determined by the IRS). Distributions may be made to the participant or beneficiary as a lump sum payment or as an insured annuity. No in-service withdrawals of the company matching, discretionary, or optional employer contributions are allowed.

        Plan Termination

          Although the Company has not expressed any intention to do so, it has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, all plan assets would be distributed in accordance with the Plan.

2.      Summary of Significant Accounting Policies:

          The financial statements have been prepared on the accrual basis of accounting.

        Use of Estimates

          The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

        Risks and Uncertainties

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits.

        Investments

          The valuation of the Plan's investments in all funds is based on the market value of the assets held in the funds. The Plan's relative interest in the funds is determined on a unit-method basis. The valuation of the Vanguard Funds is based on the closing market price of the assets which comprise the funds on the last business day of the Plan year. Investments in the Vanguard Retirement Savings Trust are carried at market value (which equals original cost plus accrued interest less any distribution). Market value approximates contract value. The valuation of Class B common stock in the Raytheon Common Stock Fund is based on closing market price as reported on the New York Stock Exchange on the last business day of the Plan year. Purchases and sales of securities are reflected on the trade-date basis. Dividend income is recognized on the ex-dividend date.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

        Administrative Expenses

        The expenses incurred by the Plan are paid from Plan funds. Expenses incurred in administering the Plan are generally allocated to the respective fund to which they relate.

3.      Plan Amendments:

          The Plan was amended effective January 1, 1997, to include employees of Engineering Research Associates, Inc. Retirement Savings Plan ("ERA") and authorized the transfer of ERA employees' accounts into the Plan. This amendment also changed the distribution policy related to prior plan employer contribution accounts from the ERA Plan.


4.      Investments:

          The Plan held the following investments at December 31, 1997 and 1996 (investments that represent 5% or more of the Plan's net assets are separately identified):

                                                    Fair Value at December 31,
                                                         1997           1996

Raytheon Common Stock Fund                       $ 35,787,508   $ 33,545,329
Vanguard/Morgan Growth Fund                        97,914,498     68,074,242
Vanguard/ Windsor Fund                            226,774,736    173,891,032
Vanguard Money Market Reserves Prime Portfolio     91,047,417     95,347,229
Vanguard Short-Term Corporate Bond Portfolio       16,848,440     14,234,216
Vanguard Index Trust 500 Portfolio                134,265,332     84,493,315
Vanguard International Value Portfolio             14,883,787     13,172,565
Vanguard/Wellesley Income Fund                     32,126,350     22,181,701
                                                 ------------   ------------
                                                  649,648,068    504,939,629
Vanguard Retirement Savings Trust                  61,180,556     56,821,945
Participant loans                                  22,992,597     22,858,010
                                                 ------------   ------------
                                                 $733,821,221   $584,619,584
                                                 ============   ============

5.      Income Tax Status:

          The IRS has determined and informed the Company by a letter dated December 4, 1996 that the Plan is designed in accordance with applicable sections of the IRC. The Plan has been amended since the date the IRS made its tax determination; however, the Plan administrator believes the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

6. Combining Statements of Net Assets Available for Benefits and Changes in Net Assets Available for Benefits:

Net assets available for benefits at December 31, 1997 are as follows:

                                                       Raytheon        Vanguard       Vanguard/
                                                         Common        Retirement       Morgan       Vanguard/     Vanguard Money
                                                        Stock           Savings        Growth        Windsor      Market Reserves
                                          Total          Fund           Trust           Fund         Fund         Prime Portfolio
Assets:
  Investments at fair value:
    Mutual funds                        $613,860,560   $       --     $       --     $ 97,914,498   $226,774,736   $ 91,047,417
    Collective investment fund            61,180,556           --       61,180,556           --             --             --
    Raytheon Company stock fund           35,787,508     35,787,508           --             --             --             --
    Participant loans                     22,992,597           --             --             --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------
Total investments                        733,821,221     35,787,508     61,180,556     97,914,498    226,774,736     91,047,417
                                        ------------   ------------   ------------   ------------   ------------   ------------
   Receivables:
     Contributions due from employees      2,135,509        141,251        161,840        301,542        629,130        219,638
     Contributions due from employer       9,520,806      1,597,516        225,700        905,920      1,566,103      2,542,782
                                        ------------   ------------   ------------   ------------   ------------   ------------
Total receivables                         11,656,315      1,738,767        387,540      1,207,462      2,195,233      2,762,420

Net assets available for benefits       $745,477,536   $ 37,526,275   $ 61,568,096   $ 99,121,960   $228,969,969   $ 93,809,837
                                        ============   ============   ============   ============   ============   ============

                                       10
                                                         Vanguard       Vanguard/      Vanguard
                                       Vanguard Short     Index         Wellesley    International
                                       Term Corporate    Trust 500        Income         Value
                                       Bond Portfolio    Portfolio         Fund        Portfolio      Loan Fund

Assets:
  Investments at fair value:
    Mutual funds                        $ 16,848,440   $134,265,332   $ 32,126,350   $ 14,883,787   $       --
    Collective investment fund                  --             --             --             --             --
    Raytheon Company stock fund                 --             --             --             --             --
    Participant loans                           --             --             --             --       22,992,597
                                        ------------   ------------   ------------   ------------   ------------
Total investments                         16,848,440    134,265,332     32,126,350     14,883,787     22,992,597
                                        ------------   ------------   ------------   ------------   ------------
     Contributions due from employees         61,411        434,798        109,353         76,546           --
     Contributions due from employer         142,667      1,732,435        462,314        345,369           --
                                        ------------   ------------   ------------   ------------   ------------
Total receivables                            204,078      2,167,233        571,667        421,915           --

Net assets available for benefits       $ 17,052,518   $136,432,565   $ 32,698,017   $ 15,305,702   $ 22,992,597
                                        ============   ============   ============   ============   ============

Net assets available for benefits at December 31, 1996 are as follows:

                                                        Raytheon     Vanguard       Vanguard/
                                                         Common     Retirement       Morgan       Vanguard/     Vanguard Money
                                                         Stock        Savings        Growth        Windsor      Market Reserves
                                         Total           Fund         Trust           Fund          Fund        Prime Portfolio
Assets:
  Investments at fair value:
   Mutual funds                       $471,394,300           --             --     $ 68,074,242   $173,891,032   $ 95,347,229
   Collective investment fund           56,821,945           --     $ 56,821,945           --             --             --
   Raytheon Company stock fund          33,545,329   $ 33,545,329           --             --             --             --
   Participant loans                    22,858,010           --             --             --             --             --
                                      ------------   ------------   ------------   ------------   ------------   ------------
Total investments                      584,619,584     33,545,329     56,821,945     68,074,242    173,891,032     95,347,229
                                      ------------   ------------   ------------   ------------   ------------   ------------
  Receivables:
    Contributions due from employees     1,293,228         77,803        105,266        174,491        376,700        146,384
    Contributions due from employer      8,599,589      1,706,924        209,032        774,618      1,375,791      2,168,315
                                      ------------   ------------   ------------   ------------   ------------   ------------
        Total receivables                9,892,817      1,784,727        314,298        949,109      1,752,491      2,314,699
                                      ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for benefits     $594,512,401   $ 35,330,056   $ 57,136,243   $ 69,023,351   $175,643,523   $ 97,661,928
                                      ============   ============   ============   ============   ============   ============

                                   12
                                                         Vanguard     Vanguard/      Vanguard
                                      Vanguard Short-     Index      Wellesley    International
                                      Term Corporate     Trust 500     Income         Value
                                      Bond Portfolio     Portfolio      Fund        Portfolio      Loan Fund
  Investments at fair value:
   Mutual funds                       $ 14,234,216   $ 84,493,315   $ 22,181,701   $ 13,172,565           --
   Collective investment fund                 --             --             --             --             --
   Raytheon Company stock fund                --             --             --             --             --
   Participant loans                          --             --             --             --     $ 22,858,010
                                      ------------   ------------   ------------   ------------   ------------
Total investments                       14,234,216     84,493,315     22,181,701     13,172,565     22,858,010
                                      ------------   ------------   ------------   ------------   ------------
  Receivables:
    Contributions due from employees        43,654        250,338         66,282         52,310           --
    Contributions due from employer        135,064      1,484,826        398,529        346,490           --
                                      ------------   ------------   ------------   ------------   ------------
        Total receivables                  178,718      1,735,164        464,811        398,800           --
                                      ------------   ------------   ------------   ------------   ------------
Net assets available for benefits     $ 14,412,934   $ 86,228,479   $ 22,646,512   $ 13,571,365   $ 22,858,010
                                      ============   ============   ============   ============   ============

6. Combining Statements of Net Assets Available for Benefits and Changes in Net Assets Available for Benefits, continued:

          Changes in net assets available for benefits for the year ended December 31, 1997 are as follows:

                                                                                                                   Vanguard
                                                       Raytheon        Vanguard      Vanguard/      Vanguard/     Money Market
                                                        Common        Retirement      Morgan         Windsor      Reserves Prime
                                         Total       Stock Fund      Savings Trust  Growth Fund       Fund          Portfolio
Net assets available for benefits,
     January 1, 1997                  $594,512,401   $ 35,330,056    $ 57,136,243   $ 69,023,351   $175,643,523   $ 97,661,928
                                      ------------   ------------    ------------   ------------   ------------   ------------
Additions:
  Dividend income                       54,412,625        634,222            --       12,998,262     36,042,403           --
  Interest income                       14,947,020           --         3,586,959           --             --        4,912,252
  Employee contributions                44,956,931      2,984,412       3,263,374      6,468,575     13,428,028      3,676,361
  Employer contributions                17,568,486      2,164,068         866,470      2,037,203      3,929,947      3,313,724
  Transfer to/from other
     qualified plans                    21,789,278        821,753       1,228,041      3,536,507      4,526,759      1,470,742
 Other receipts
          (disbursements)                  537,578         13,884          21,468         30,872         70,085        339,066
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total additions                        154,211,918      6,618,339       8,966,312     25,071,419     57,997,222     13,712,145
                                      ------------   ------------    ------------   ------------   ------------   ------------

Deductions:
  Administrative and other expenses        219,897         22,085           6,223         25,145         49,143         55,156
  Benefits paid to participants         43,412,766        841,545       5,830,500      4,023,261     11,284,786      9,387,950
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total deductions                        43,632,663        863,630       5,836,723      4,048,406     11,333,929      9,443,106
                                      ------------   ------------    ------------   ------------   ------------   ------------
Transfers                                     --       (5,655,890)      1,302,264        452,337      3,417,959     (8,121,130)
                                      ------------   ------------    ------------   ------------   ------------   ------------
Net appreciation (depreciation)
     of investments                     40,385,880      2,097,400            --        8,623,259      3,245,194           --
                                      ------------   ------------    ------------   ------------   ------------   ------------
Net increase (decrease)                150,965,135      2,196,219       4,431,853     30,098,609     53,326,446     (3,852,091)
                                      ------------   ------------    ------------   ------------   ------------   ------------
Net assets available for benefits,
     December 31, 1997                $745,477,536   $ 37,526,275    $ 61,568,096   $ 99,121,960   $228,969,969   $ 93,809,837
                                      ============   ============    ============   ============   ============   ============

                                      14

                                        Vanguard       Vanguard      Vanguard/       Vanguard
                                       Short-Term      Index         Wellesley      International
                                       Corporate       Trust 500      Income           Value
                                      Bond Portfolio   Portfolio       Fund          Portfolio     Loan Fund
Net assets available for benefits,
     January 1, 1997                  $14,412,934   $ 86,228,479   $22,646,512   $ 13,571,365    $ 22,858,010
Additions:
  Dividend income                            --        2,692,576          --        2,045,162            --
  Interest income                         930,317           --       3,382,496           --         2,134,996
  Employee contributions                1,341,287      9,532,053     2,400,639      1,862,202            --
  Employer contributions                  389,632      3,316,226       898,198        653,018            --
  Transfer to/from other
     qualified plans                    1,009,628      5,378,213     2,503,615      1,151,048         162,972
        Other receipts
          (disbursements)                   7,834         39,628         7,329          8,805          (1,393)
                                      -----------   ------------   -----------   ------------    ------------
Total additions                         3,678,698     20,958,696     9,192,277      5,720,235       2,296,575
                                      -----------   ------------   -----------   ------------    ------------
  Administrative and other expenses         4,990         39,711        11,053          6,391            --
  Benefits paid to participants         1,297,902      7,042,765     1,487,423        883,988       1,332,646
                                      -----------   ------------   -----------   ------------    ------------
Total deductions                        1,302,892      7,082,476     1,498,476        890,379       1,332,646
                                      -----------   ------------   -----------   ------------    ------------
Transfers                                 174,787      8,625,867       851,109       (217,961)       (829,342)
                                      -----------   ------------   -----------   ------------    ------------
Net appreciation (depreciation)
     of investments                        88,991     27,701,999     1,506,595     (2,877,558)           --
                                      -----------   ------------   -----------   ------------    ------------
Net increase (decrease)                 2,639,584     50,204,086    10,051,505      1,734,337         134,587
                                      -----------   ------------   -----------   ------------    ------------
Net assets available for benefits,
     December 31, 1997                $17,052,518   $136,432,565   $32,698,017   $ 15,305,702    $ 22,992,597
                                      ===========   ============   ===========   ============    ============


          6. Combining Statements of Net Assets Available for Benefits and Changes in Net Assets Available for Benefits, continued:

Changes in net assets available for benefits for the year ended December 31, 1996 are as follows:

                                                                       Vanguard       Vanguard/                       Vanguard
                                                         Raytheon     Retirement       Morgan       Vanguard/        Money Market
                                                         Common         Savings        Growth        Windsor        Reserves Prime
                                          Total        Stock Fund        Trust          Fund          Fund            Portfolio
Net assets available for benefits,
          January 1, 1996              $500,554,494   $ 13,185,095    $ 53,401,234    $42,342,785   $124,660,848   $ 169,074,878
                                       ------------   ------------    ------------    -----------   ------------   -------------
Additions:
  Dividend income                       27,722,560        316,591            --        6,461,821     16,617,514            --
  Interest income                       13,563,141           --         3,225,136           --            --          5,662,728
  Employee contributions                38,892,568      1,951,850       3,596,336      5,180,985     12,436,860       3,523,422
  Employer contributions                15,587,178      2,065,612         897,534      1,695,947      3,579,619       2,893,317
     qualified plans                     8,134,901        423,601         281,483      1,418,757      1,572,737         489,658
  Other receipts (disbursements)           186,148         23,319          (5,798)        30,898        132,948         (40,319)
                                      ------------   ------------    ------------    -----------   ------------   -------------
Total additions                        104,086,496      4,780,973       7,994,691     14,788,408     34,339,678      12,528,806
                                      ------------   ------------    ------------    -----------   ------------   -------------
Deductions:
  Administrative and other expenses        197,893         19,018           8,396         21,363         49,281          51,805
  Benefits paid to participants         44,538,255        606,895       5,501,619      3,024,269      8,065,342      19,039,033
                                      ------------   ------------    ------------    -----------   ------------   -------------
Total deductions                        44,736,148        625,913       5,510,015      3,045,632      8,114,623      19,090,838
                                      ------------   ------------    ------------    -----------   ------------   -------------
Transfers                                     --       18,341,916       1,250,333      9,620,443      5,961,265     (64,850,918)
                                      ------------   ------------    ------------    -----------   ------------   -------------
Net appreciation (depreciation)
   of investments                       34,607,559       (352,015)           --        5,317,347     18,796,355            --
                                       ------------   ------------   ------------    -----------   ------------   -------------
Net increase (decrease)                 93,957,907     22,144,961       3,735,009     26,680,566     50,982,675     (71,412,950)
                                      ------------    -----------    ------------    -----------   ------------   -------------
Net assets available for benefits,
   December 31, 1996                  $594,512,401   $ 35,330,056    $ 57,136,243    $69,023,351   $175,643,523   $  97,661,928
                                      ============   ============    ============    ===========   ============   =============

                                       16

                                         Vanguard       Vanguard       Vanguard/    Vanguard
                                        Short-Term       Index        Wellesley   International
                                         Corporate     Trust 500       Income        Value
                                       Bond Portfolio  Portfolio       Fund        Portfolio        Loan Fund
Net assets available for benefits,
          January 1, 1996             $ 11,603,894    $ 44,579,839   $ 14,201,003   $  6,644,206    $ 20,860,712
                                      ------------    ------------   ------------   ------------    ------------
Additions:
  Dividend income                             --         1,777,001           --        2,549,633            --
  Interest income                          830,718            --        1,785,544           --         2,059,015
  Employee contributions                 1,375,434       7,078,147      2,141,832      1,607,702            --
  Employer contributions                   385,883       2,676,588        784,604        608,074            --
  Transfer from other
     qualified plans                       440,632       2,512,291        713,862        263,937          17,943
  Other receipts (disbursements)             4,695          30,859          5,294          4,295             (43)
                                      ------------    ------------   ------------   ------------    ------------
Total additions                          3,037,362      14,074,886      5,431,136      5,033,641       2,076,915
                                      ------------    ------------   ------------   ------------    ------------
Deductions:
  Administrative and other expenses          5,375          28,472          9,190          4,993            --
  Benefits paid to participants            796,455       4,662,453      1,276,504        545,346       1,020,339
                                      ------------    ------------   ------------   ------------    ------------
Total deductions                           801,830       4,690,925      1,285,694        550,339       1,020,339
                                      ------------    ------------   ------------   ------------    ------------
Transfers                                  772,960      19,806,330      4,199,218      3,957,731         940,722
                                      ------------    ------------   ------------   ------------    ------------
Net appreciation (depreciation)
   of investments                         (199,452)     12,458,349        100,849     (1,513,874)           --
                                      ------------    ------------   ------------   ------------    ------------
Net increase (decrease)                  2,809,040      41,648,640      8,445,509      6,927,159       1,997,298
                                      ------------    ------------   ------------   ------------    ------------
Net assets available for benefits,
   December 31, 1996                  $ 14,412,934    $ 86,228,479   $ 22,646,512   $ 13,571,365    $ 22,858,010
                                      ============    ============   ============   ============    ============

                                       17

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                        Item 27aSCHEDULE OF ASSETS HELD
                            FOR INVESTMENT PURPOSES
                               December 31, 1997


Name of Issuer and Title of Issue      Interest Rate        Shares       Cost          Market

  Vanguard Retirement Savings Trust                      61,180,556   $ 61,180,556   $ 61,180,556
  Vanguard/Morgan Growth Fund                             5,582,355     83,538,031     97,914,498
  Vanguard/Windsor Fund                                  13,355,403    208,193,444    226,774,736
  Vanguard Money Market Reserves
     Prime Portfolio                                     91,047,417     91,047,417     91,047,417
  Vanguard Short-Term Corporate
     Bond Portfolio                                       1,558,598     16,761,967     16,848,440
  Vanguard Index Trust 500 Portfolio                      1,490,678     95,498,167    134,265,332
  Vanguard/Wellesley Income Fund                          1,469,641     30,172,824     32,126,350
  Raytheon Common Stock Fund                              2,822,359     34,761,821     35,787,508
  Vanguard International Value
    Portfolio                                               657,411     19,180,678     14,883,787
                                                                      ------------   ------------
Total investments                                                     $640,334,905   $710,828,624
                                                                      ============   ============
Participant loans                      6.97% -13.28%                  $       --       22,992,597
                                                                      ============   ============

Raytheon Company and Vanguard investments denote parties-in-interest.

                                       18

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                  Item 27dSCHEDULE OF REPORTABLE TRANSACTIONS
                      for the year ended December 31, 1997


                                     Number of   Cost of      Number        Cost       Proceeds    Gain (Loss)
 Identity of Issue                   Purchases   Purchases   of Sales     of Asset    From Sales    on Sales

Category (iii) - Series
of securities transactions

Vanguard/Windsor Fund                   252     $84,330,904    253      $29,386,487   $34,762,479   $5,375,992
Vanguard/Morgan Growth Fund             248     $39,170,358    252      $15,960,298   $17,984,232   $2,023,934
Raytheon Common Stock Fund              238     $33,046,678    251      $31,760,123   $32,915,784   $1,155,661
Vanguard Money Market
   Reserves Prime Portfolio             256     $60,738,093    253      $65,376,972   $65,376,972   $      -
Vanguard Index Trust 500 Portfolio      253     $57,221,134    253      $30,455,013   $35,190,744   $4,735,731
Vanguard Retirement Savings Trust       247     $22,195,710    250      $17,858,566   $17,858,566   $      -



There were no category (i), (ii) or (iv) reportable transactions during 1997.

Raytheon Company and Vanguard investments denote parties-in-interest.